Exhibit 99.1

Spirit AeroSystems Names Fitzgerald, Shanahan to Board of Directors

WICHITA, Kan., Nov. November 12, 2021 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] today announced that William A. Fitzgerald and Patrick M. Shanahan have been named to the company’s Board of Directors, effective November 12. Fitzgerald will serve on the Audit Committee and the Governance and Nominating Committee. Shanahan will serve on the Audit and Compensation Committees.

Both Fitzgerald and Shanahan have decades of executive leadership experience in the aerospace industry.

Fitzgerald joins Spirit’s Board with a broad understanding of commercial aviation, including extensive experience working with airlines around the world on their aftermarket requirements.

Fitzgerald retired in 2021 as Vice President and General Manager of Commercial Engine Operations for GE Aviation. He was responsible for all commercial jet engine products and global support. Other assignments for Fitzgerald at GE included Vice President and General Manager of the GEnx product line, which was the fastest selling jet engine in GE’s history and powered the Boeing 787 Dreamliner and 747-8 aircraft. Previously, he was Vice President and General Manager of Assembly, Test and Overhaul, working to bring manufacturing and services sites together into a single organization to share best practices and processes. Fitzgerald started his career at GE in 1983.

Fitzgerald earned a bachelor’s degree in mechanical engineering from Worcester Polytechnic Institute and a master’s degree in manufacturing engineering from Boston University.

Shanahan’s background spans both commercial and military programs following a 31-year career with Boeing, and as a former Deputy Secretary of Defense and Acting Secretary of Defense.

Shanahan was appointed in 2017 as the 33rd Deputy Secretary of Defense, the second-highest ranking civilian position at the Pentagon. He served as Acting Secretary of Defense from January 2019 to June 2019.

Shanahan retired from The Boeing Company in 2017 as Senior Vice President of Supply Chain & Operations and a member of the Boeing Executive Council. Shanahan served in Boeing’s defense business as Vice President and General Manager of Missile Defense Systems, and Vice President and General Manager of Rotorcraft Systems, with oversight of the Apache, Chinook and Osprey programs. In Boeing’s commercial business, Shanahan’s roles included Vice President and General Manager of the Boeing 787 Dreamliner program, and Senior Vice President of Airplane Programs. He started his Boeing career in 1986.

Shanahan earned a bachelor’s degree in mechanical engineering from the University of Washington, a master’s degree in mechanical engineering from the Massachusetts Institute of Technology (MIT), and an MBA from the MIT Sloan School of Management.

“Bill Fitzgerald and Pat Shanahan bring deep knowledge of the aerospace and defense markets that will benefit Spirit as we grow across our commercial, defense and space, and aftermarket segments,” said Spirit AeroSystems Board Chair Robert Johnson. “Bill and Pat have relationships and experience working with commercial, defense, and government customers that will enhance Spirit’s strategy to grow as a stronger, more diversified company. We are excited to have Bill and Pat join our Board.”

On the web: www.spiritaero.com
On Twitter: @SpiritAero

Media:

Forrest Gossett

(316) 803-2975

forrest.s.gossett@spiritaero.com

Investor Relations:

Ryan Avey or Aaron Hunt

(316) 523-7040

investorrelations@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. We are leveraging decades of design and manufacturing expertise to be the most innovative and reliable supplier of military aerostructures, and specialty high-temperature materials, enabling warfighters to execute complex, critical missions. Spirit also serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco. More information is available at www.spiritaero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "aim," "anticipate," "believe," "could," "continue," "estimate," "expect," "goal," "forecast," "intend," "may," "might," "objective," "outlook," "plan," "predict," "project," "should," "target," "will," "would," and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the impact of the COVID-19 pandemic on our business and operations; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to complete and integrate acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; demand for our products and services and the effect of economic or geopolitical conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.